Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2021 Second Quarter Results
Company Reports Record Backlog of $773 Million
Company Maintains Fiscal 2021 Outlook
DOTHAN, AL, May 7, 2021 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today reported financial and operating results for the fiscal quarter ended March 31, 2021.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “In the second fiscal quarter, revenue grew 6.2% compared to the second fiscal quarter last year. While adverse weather caused significant project delays in the second quarter, we plan to make up that volume in the second half of our fiscal year. As we have stated before, historically we have generated approximately 40% of our annual revenue in the first half of the fiscal year and approximately 60% in the second half. Halfway through fiscal 2021, we are roughly in line with our historical pattern, even with the weather delays.
“More importantly, we are very pleased with our record high project backlog of $773.3 million at the end of the quarter. As we move into the seasonally stronger second half of our fiscal year, we continue to see strength in infrastructure funding programs and project lettings across our markets. In light of these positive conditions, we are maintaining our outlook for fiscal 2021.”
Revenues for the second fiscal quarter of 2021 were $179.1 million, an increase of 6.2% compared to the second quarter of last year. Gross profit was $18.1 million in the second fiscal quarter of 2021, a decrease of 10.4% compared to the second fiscal quarter of last year.
General and administrative expenses were $24.5 million (consisting of a nonrecurring $3.2 million legal settlement unrelated to the Company’s core operations, associated legal expenses of $0.7 million, and $20.6 million of other general and administrative expenses), compared to general and administrative expenses of $16.8 million in the second fiscal quarter of 2020 and $20.1 million in the first fiscal quarter of 2021. The settlement and associated legal expenses during the quarter related to claims arising out of a former stockholder’s sale of shares of the Company’s common stock in a private transaction prior to the Company’s initial public offering. In addition to the legal and settlement expenses, the sequential increase in general and administrative expenses was primarily due to payroll increases related to acquisitions completed during the first fiscal quarter of 2021, new corporate positions and compensation initiatives.
On a GAAP basis, the Company had a net loss of $4.9 million in the second fiscal quarter, compared to net income of $1.5 million in the second fiscal quarter of 2020. On a non-GAAP basis, adjusted net loss (1) was $2.0 million in the second fiscal quarter of 2021, compared to adjusted net income of $1.6 million in the second fiscal quarter of 2020.
Adjusted EBITDA (1) for the second fiscal quarter of 2021, which includes the nonrecurring legal and settlement expenses described above, was $11.0 million, compared to $14.3 million for the second fiscal quarter of last year.
Project backlog at March 31, 2021 was $773.3 million, compared to $665.6 at December 31, 2020 and $579.1 million at March 31, 2020.
Smith continued, “We extended our commitment to investing in our people during the quarter as we continue to prepare for future acquisition growth. The most critical component of our success has been, and will continue to be, our people. Acquiring, integrating and enhancing new construction operations, facilities and employees in new markets is essential to our growth strategy. In the past six months, we have added 13 hot-mix asphalt plants and more than 300 employees through acquisitions. Acquired operations frequently create near-term margin headwinds as legacy backlog projects are completed at lower margins. However, historically, within twelve to eighteen months post-acquisition, we have been able to raise project margins and expand market share. As a consolidator in our space, we continue to see tremendous growth opportunities.”
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “CPI is well positioned for growth in a highly fragmented market with strong industry demand and growing infrastructure funding. Through our proven strategy, we expect to improve
(1) Adjusted net income (loss) and Adjusted EBITDA are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

our relative market share in the rapidly growing southeastern United States. Today, we see more acquisition opportunities than at any point in the past. Our long-term strategy, we believe, will provide value to all of our stakeholders.”
Conference Call
The Company will conduct a conference call today at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended March 31, 2021. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 14, 2021 by calling (201) 612-7415 and using passcode 13717830#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 48 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; risks from the COVID-19 pandemic, and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2021	2020	2021	2020
Revenues	$179,112	$168,679	$370,041	$343,993
Cost of revenues	161,040	148,505	321,375	300,062
Gross profit	18,072	20,174	48,666	43,931
General and administrative expenses	(24,475)	(16,821)	(44,559)	(33,934)
Gain on sale of equipment, net	9	435	342	744
Operating income	(6,394)	3,788	4,449	10,741
Interest expense, net	(298)	(1,834)	(766)	(2,115)
Other income (expense)	244	44	409	109
Income (loss) before provision for income taxes and earnings from investment in joint venture	(6,448)	1,998	4,092	8,735
Provision for income taxes	1,513	(531)	(1,167)	(1,850)
Earnings from investment in joint venture	—	70	11	113
Net income (loss)	$(4,935)	$1,537	$2,936	$6,998

Net income (loss) per share attributable to common stockholders:
Basic	$(0.10)	$0.03	$0.06	$0.14
Diluted	$(0.10)	$0.03	$0.06	$0.14

Weighted average number of common shares outstanding:
Basic	51,686,652	51,489,211	51,586,846	51,489,211
Diluted	51,686,652	51,619,403	51,673,582	51,612,340

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	September 30,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,749	$148,316
Contracts receivable including retainage, net	125,146	131,770
Costs and estimated earnings in excess of billings on uncompleted contracts	17,675	7,873
Inventories	46,129	38,561
Prepaid expenses and other current assets	10,047	5,041
Total current assets	232,746	331,561

Property, plant and equipment, net	289,893	237,230
Operating lease right-of-use assets	6,778	7,383
Goodwill	77,442	46,348
Intangible assets, net	4,753	3,224
Investment in joint venture	109	198
Other assets	3,651	1,784
Deferred income taxes, net	386	386
Total assets	$615,758	$628,114
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,518	$64,732
Billings in excess of costs and estimated earnings on uncompleted contracts	26,443	33,704
Current portion of operating lease liabilities	1,663	2,046
Current maturities of debt	13,000	13,000
Accrued expenses and other current liabilities	22,706	22,347
Total current liabilities	126,330	135,829
Long-term liabilities:
Long-term debt, net of current maturities	72,680	79,053
Operating lease liabilities, net of current portion	5,308	5,554
Deferred income taxes, net	14,003	14,003
Other long-term liabilities	8,451	8,480
Total long-term liabilities	100,442	107,090
Total liabilities	226,772	242,919
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at March 31, 2021 and September 30, 2020 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 35,719,569 shares issued and outstanding at March 31, 2021, and 33,875,884 shares issued and outstanding at September 30, 2020	35	34
Class B common stock, par value $0.001; 100,000,000 shares authorized, 19,495,861 shares issued and 16,572,909 outstanding at March 31, 2021 and 20,828,813 shares issued and 17,905,861 outstanding at September 30, 2020	20	21
Additional paid-in capital	245,877	245,022
Treasury stock, at cost, 2,922,952 shares of Class B common stock, par value $0.001	(15,603)	(15,603)
Retained earnings	158,657	155,721
Total stockholders’ equity	388,986	385,195
Total liabilities and stockholders’ equity	$615,758	$628,114

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Six Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$2,936	$6,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization of long-lived assets	23,385	19,031
Amortization of deferred debt issuance costs and debt discount	127	74
Unrealized (gain) loss on derivative instruments	(2,377)	2,263
Provision for bad debt	361	305
Gain on sale of equipment, net	(342)	(744)
Equity-based compensation expense	855	785
Earnings from investment in joint venture	(11)	(113)
Distribution of earnings from investment in joint venture	100	139
Other non-cash adjustments	(24)	(11)
Changes in operating assets and liabilities, net of acquisition:
Contracts receivable including retainage, net	6,263	16,680
Costs and estimated earnings in excess of billings on uncompleted contracts	(9,802)	(4,071)
Inventories	(3,482)	(4,632)
Prepaid expenses and other current assets	(4,343)	1,597
Other assets	(1,275)	332
Accounts payable	(2,464)	(12,452)
Billings in excess of costs and estimated earnings on uncompleted contracts	(7,261)	(1,575)
Accrued expenses and other current liabilities	(8)	(3,967)
Other long-term liabilities	(240)	(24)
Net cash provided by operating activities, net of acquisitions	2,398	20,615
Cash flows from investing activities:
Purchases of property, plant and equipment	(26,898)	(34,512)
Proceeds from sale of equipment	927	1,419
Business acquisitions, net of cash acquired	(84,494)	(30,191)
Return of investment in joint venture	—	361
Net cash used in investing activities	(110,465)	(62,923)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs and discount	—	24,777
Repayments of long-term debt	(6,500)	(9,294)
Net cash (used in) provided by financing activities	(6,500)	15,483
Net change in cash and cash equivalents	(114,567)	(26,825)
Cash and cash equivalents:
Beginning of period	148,316	80,619
End of period	$33,749	$53,794

Supplemental cash flow information:
Cash paid for interest	$1,303	$924
Cash paid for income taxes	$3,318	$3,400
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$615	$1,140
Cash paid for operating lease liabilities	$1,234	$1,672
Non-cash items:
Property, plant and equipment included with accounts payable at period end	$1,663	$794
Non-compete agreements to seller in business combination	$1,700	$—
Amounts payable to seller in business combination	$250	$2,642

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion and amortization of long-lived assets, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. Adjusted net income (loss) represents net income (loss) before nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations, net of tax impact. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA and Adjusted net income (loss) because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended March 31, 2021 and 2020
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2021	2020
Net income (loss)	$(4,935)	$1,537
Interest expense, net	298	1,834
Provision for income taxes	(1,513)	531
Depreciation, depletion and amortization of long-lived assets	12,291	9,593
Equity-based compensation expense	460	390
Management fees and expenses (1)	521	357
Settlement of legal claim and associated legal expenses (2)	3,876	97
Adjusted EBITDA	$10,998	$14,339
(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.
(2) Reflects a $3.2 million legal settlement unrelated to the Company’s core operations and associated legal expenses.

The following table presents a reconciliation of net income (loss), the most directly comparable measure calculated in accordance with GAAP, to adjusted net income (loss) for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted Net Income (Loss) Reconciliation
Fiscal Quarters Ended March 31, 2021 and 2020
(unaudited, in thousands)

	For the Three Months Ended March 31,
	2021	2020
Net income (loss)	$(4,935)	$1,537
Settlement of legal claim (1)	3,200	—
Legal fees associated with settlement of legal claim	676	97
Tax impact due to above reconciling items	(977)	(24)
Adjusted net income (loss)	$(2,036)	$1,610
(1) Reflects a $3.2 million legal settlement unrelated to the Company’s core operations.